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                                                                    Exhibit 11.1


                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                           CONTINENTAL CIRCUITS CORP.



                                                                     YEAR ENDED JULY 31,
                                                                 --------------------------
                                                                  1997      1996      1995
                                                                 ------    ------    ------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary:
Average shares outstanding                                        7,237     7,152     6,504
Net effect of dilutive stock options--based on the treasury
  stock method using average market price                           195       278       243
                                                                 ------    ------    ------
Totals                                                            7,432     7,430     6,747
                                                                 ======    ======    ======
Net income                                                       $8,022    $6,283    $6,654
                                                                 ======    ======    ======
Per share amount                                                 $ 1.08    $ 0.85    $ 0.99
                                                                 ======    ======    ======
Fully diluted:
Average shares outstanding                                        7,237     7,152     6,504
Net effect of dilutive stock options--based on the treasury
  stock method using the year-end market price if higher than
  the average market price                                          295       278       292
                                                                 ------    ------    ------
Totals                                                            7,532     7,430     6,796
                                                                 ======    ======    ======
Net income                                                       $8,022    $6,283    $6,654
                                                                 ======    ======    ======
Per share amount                                                 $ 1.07    $ 0.85    $ 0.98
                                                                 ======    ======    ======